Exhibit 99.1

Investors Financial Services Corp. Announces Second Quarter Earnings

Revises Fiscal Year 2005 and 2006 Guidance

Announces Stock Repurchase Plan of up to $150 Million

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, July 14, 2005 - Investors Financial Services Corp. (Nasdaq: IFIN) reported second quarter diluted earnings per share of $0.64, an increase of 28% from diluted earnings per share of $0.50 in the second quarter of 2004.  Net income for the second quarter of 2005 was $44.1 million, up 30% from $34.0 million in net income in the second quarter of 2004. For the six months ended June 30, 2005, the Company reported diluted earnings per share of $1.24, an increase of 19% from $1.04 in diluted earnings per share for the same period in 2004. Net income for the six months ended June 30, 2005 was $85.1 million, an increase of 21% from $70.5 million in net income for the same period of 2004.

Results for the second quarter include securities gains of $5.6 million, or $0.06 per share, as a result of the Company continuing its strategy of replacing lower after-tax yielding municipal securities with higher after-tax yielding municipal securities and capitalizing on strong market conditions. The Company also recorded in the second quarter of 2005 a one-time benefit of approximately $0.10 per share related to its recognition of the indefinite reversal provision of Accounting Principles Board No. 23 - “Accounting for Income Taxes-Special Areas” (“APB 23”) with respect to its Irish subsidiaries. As a result, the Company’s effective tax rate was approximately 23% for the second quarter.

Despite a more robust sales environment, including higher volumes of sales opportunities than in the previous two fiscal years and continued closing of strategically important new business wins in the first and second quarters of 2005, the Company is revising its fiscal year 2005 and 2006 diluted earnings per share guidance. The Company expects to achieve growth of approximately 10% in diluted earnings per share in 2005 compared to diluted earnings per share of $2.09 in 2004 under Accounting Principles Generally Accepted in the United States of America (“GAAP”). From a core diluted earnings per share perspective, the Company expects 2005 diluted earnings per share to be approximately flat with 2004 GAAP diluted earnings per share of $2.09. Core diluted earnings per share for 2005 excludes the impact of securities gains and the recognition of the indefinite reversal provision of APB 23 with respect to the Company’s Irish subsidiaries. Management considers core diluted earnings per share a more useful depiction of the Company’s results of operations, as this measure excludes these non-core items. For 2006, the Company expects GAAP diluted earnings per share to be approximately flat compared to expected 2005 GAAP diluted earnings per share. From a core earnings perspective, the Company expects to achieve approximately 8% to 10% growth in diluted earnings per share in 2006 over 2005 core diluted earnings per share.

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A number of factors have contributed to the Company’s revision of its historical target for annual growth in diluted earnings per share. Key factors that are driving the change in expected diluted earnings per share include: a flatter than expected yield curve; narrower than expected reinvestment spreads; weaker than expected market-sensitive revenues, including fees linked to both the equity and foreign currency markets; and continued investments in headcount and technology to support new and existing clients. These factors are expected to be partially offset by continued strong growth in the Company’s core service fees, which are driven by sales to new and existing clients and consistent growth in the Company’s assets under administration. The Company’s pipeline for new business remains medium and the Company continues to bid on and win mandates from new and existing customers.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Since our initial public offering in November 1995, the Company achieved a compound annual growth rate in diluted earnings per share of 39%.  Over the last five years, a period characterized by generally weaker financial markets and more regulation of financial products, the Company grew diluted earnings per share at an impressive 42% compound annual growth rate. However, during 2005 we have experienced sustained interest rate pressure and market sensitive revenue challenges.  As a result, with less than six months remaining in 2005, we do not believe that we will meet our historical annual growth target in diluted earnings per share in 2005 and 2006. We remain confident in and committed to our business model and our ability to deliver industry leading customer service levels and financial performance, including long-term growth in diluted earnings per share in excess of industry averages. We are announcing another important new business win today, a $30 billion full service contract with a major U.S. life insurance company.”

Net operating revenue for the second quarter of 2005 grew 12% to $170.7 million from $151.8 million for the same period in 2004. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $90.2 million for the second quarter, up 14% from $78.8 million from the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $32.3 million for the quarter, up 7% from $30.2 million in the second quarter of 2004. Net interest income of $42.0 million for the second quarter of 2005 was approximately flat compared to $42.1 million for the same period in 2004. Operating expenses were $113.2 million for the second quarter of 2005, up 12% from $100.7 million for the same period in 2004.

Net operating revenue for the six months ended June 30, 2005 grew 10% to $338.5 million from $307.0 million for the same period in 2004. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $178.7 million for the six months ended June 30, 2005, up 15% from $154.8 million for the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services decreased to $59.0 million for the six months ended June 30, 2005, down 2% from $60.3 million in the first six months of 2004. Net interest income was approximately flat at $89.7 million for the first six months of 2005 compared to $90.5 million for the same period in 2004. Operating expenses were $218.0 million for the first six months of 2005, up 9% from $200.8 million for the same period in 2004.

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Assets processed for clients totaled approximately $1.50 trillion at June 30, 2005, up 2% from $1.47 trillion at March 31, 2005 and up 25% from $1.20 trillion at June 30, 2004.

Today, the Company announced that its Board of Directors has authorized a repurchase plan of up to $150 million of the Company’s common stock over the next twelve months. The Company also announced that its Board of Directors declared a cash dividend of $0.02 per share on its common stock.  The dividend is payable August 15, 2005 to stockholders of record as of July 29, 2005.

For fiscal year 2005, the Company expects net operating revenue growth of approximately 10% over net operating revenue of $613.2 million in 2004. Core service fees are expected to grow by approximately 15% over 2004 core service fees. Total ancillary service fees are expected to grow approximately 5% over 2004 ancillary services fees with solid growth in both securities lending and sweep fees. Net interest income is projected to be down approximately 10% from $187.7 million in 2004. During 2005, total expenses are expected to grow by approximately 10% over 2004, driven by continued investments in headcount and technology to support new and existing clients. The Company expects to achieve a pre-tax operating margin of between 32% and 34% for 2005 and an effective tax rate for 2005 of approximately 32% as a result of the recognition of the indefinite reversal provision of APB 23 with respect to its Irish subsidiaries in the second quarter of 2005.

The Company recognized the indefinite reversal provision of APB 23 due to the projected capital needs of its Irish subsidiaries necessary to support the continued, impressive growth in net income at the Company’s Dublin, Ireland operation. The Company’s Dublin operation has generated revenue growth of at least 40% in each of the past three years, driving markedly higher net income for the Dublin operation. Under the indefinite reversal provision of APB 23, the Company may not record U.S. income taxes on the undistributed earnings of its Irish subsidiaries provided that these earnings are invested permanently by the Irish subsidiaries. As a result of the recognition, the Company expects its effective tax rate to be approximately 34.5% in 2006.

From a GAAP earnings perspective, the Company expects 2006 diluted earnings per share to be approximately flat compared to expected 2005 GAAP diluted earnings per share. The Company expects annual growth in core diluted earnings per share of approximately 8% to 10% in 2006 compared to expected 2005 core diluted earnings per share. Core 2005 diluted earnings per share excludes the impact of securities gains (approximately $0.10 per diluted share for the first six months of 2005) and the recognition of the indefinite reversal provision of APB 23 with respect to its Irish subsidiaries (approximately $0.10 per diluted share). The Company expects net operating revenue growth of 8% to 10% in 2006. As discussed above, 2005 net operating revenue includes securities gains, which we do not expect to recur in 2006. The Company is basing its 2006 net operating revenue guidance on continued strength in its core service business, continued sales of core and ancillary services to new and existing clients, continued client fund flows, and a sustained flat yield curve. The

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Company expects approximately 8% to 10% growth in expenses in 2006 and moderate diluted earnings per share impact from its share repurchase program.

Investors Financial will broadcast a conference call, via the Internet, today, July 14, 2005 at 5:00 p.m. ET. The call will be accessible on Investors Financial’s home page at www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2629, confirmation code 5418104.  Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 5418104.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as value-added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, including the Company’s comments regarding expected diluted earnings per share and its effective tax rates for the years ending December 31, 2005 and 2006, its projected 2005 net operating revenue, core services fees, ancillary services fees, net interest income, total expenses, investments in headcount and technology, pipeline and operating margin, its projected growth in 2006 net operating revenue and expenses, and the impact on earnings per share of the Company’s share repurchase program are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows and the Company’s ability to execute its stock repurchase plan, manage its costs and sell its services to new and existing customers and to renew agreements with existing customers.  Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

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Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2005	2004	2005	2004
Operating Revenue:
Asset servicing fees:
Core service fees	$178,703	$154,849	$90,159	$78,755
Ancillary service fees	58,998	60,331	32,339	30,238
Total asset servicing fees	237,701	215,180	122,498	108,993
Other operating income	1,411	1,097	626	748
Gain on sales of investments	9,740	234	5,552	—
Total operating revenue	248,852	216,511	128,676	109,741

Interest income	206,158	142,776	108,103	69,140
Interest expense	116,499	52,280	66,057	27,065
Net interest income	89,659	90,496	42,046	42,075

Net operating revenue	338,511	307,007	170,722	151,816

Operating Expenses:
Compensation and benefits	120,351	109,094	63,432	53,771
Technology and telecommunications	25,913	20,722	13,077	10,456
Transaction processing services	22,776	21,138	11,656	10,198
Depreciation and amortization	15,984	16,721	8,093	8,767
Occupancy	12,840	14,260	6,227	6,869
Professional fees	6,379	7,256	3,406	4,018
Travel and sales promotion	3,174	2,579	1,825	1,497
Insurance	2,275	2,360	1,146	1,164
Other operating expenses	8,337	6,704	4,375	3,960
Total operating expenses	218,029	200,834	113,237	100,700

Income Before Income Taxes	120,482	106,173	57,485	51,116

Provision for income taxes	35,407	35,624	13,358	17,120

Net Income	$85,075	$70,549	$44,127	$33,996

Basic Earnings Per Share	$1.27	$1.07	$0.66	$0.51

Diluted Earnings Per Share	$1.24	$1.04	$0.64	$0.50

Share Information (unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2005	2004	2005	2004

Common stock outstanding	66,875,627	66,224,998	66,875,627	66,224,998
Weighted-average basic shares	66,761,409	65,976,331	66,803,946	66,115,552
Weighted-average diluted shares	68,443,649	67,708,273	68,247,361	67,699,191

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
 (Dollars in thousands, except share data)

	June 30, 2005	December 31, 2004
Assets
Cash and due from banks	$30,434	$49,059
Federal Funds sold	11,000	—
Securities held to maturity (approximate fair value of $6,956,891 and $5,937,462 at June 30, 2005 and December 31 2004, respectively)	6,964,528	5,942,717
Securities available for sale	4,511,673	4,565,505
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at June 30, 2005 and December 31, 2004	209,820	134,530
Accrued interest and fees receivable	103,777	89,292
Equipment and leasehold improvements, less accumulated depreciation of $63,263 and $61,017 at June 30, 2005 and December 31, 2004, respectively	65,417	67,883
Goodwill, net	79,969	79,969
Other assets	379,157	188,870

Total Assets	$12,405,775	$11,167,825

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$579,807	$690,308
Savings	4,107,204	4,448,405
Time	412,520	257,669
Total deposits	5,099,531	5,396,382

Securities sold under repurchase agreements	4,851,699	4,255,497
Short-term and other borrowings	1,353,440	594,681
Due to brokers for open trades payable	49,371	5,475
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	58,629	54,967
Other liabilities	174,343	123,787
Total liabilities	11,611,787	10,455,563

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and Outstanding: none at June 30, 2005 and December 31, 2004)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued and outstanding: 66,875,627 and 66,595,349 at June 30, 2005 and December 31, 2004, respectively)	669	667
Surplus	281,868	272,536
Deferred compensation	(360)	(572)
Retained earnings	500,440	418,034
Accumulated other comprehensive income, net	13,662	23,888
Treasury stock, at cost (73,235 shares at June 30, 2005 and December 31, 2004)	(2,291)	(2,291)
Total stockholders’ equity	793,988	712,262

Total Liabilities and Stockholders’ Equity	$12,405,775	$11,167,825

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$51,374	$390	3.04%	$60,659	$152	1.00%
Investment securities (1)
Mortgage-backed securities	8,162,041	75,943	3.72%	6,469,731	46,889	2.90%
Federal agency securities	2,339,296	21,701	3.71%	2,064,336	12,191	2.36%
State and political subdivisions	451,807	5,280	4.67%	487,186	5,621	4.62%
Other securities	217,989	2,537	4.66%	298,770	3,260	4.36%
Total investment securities	11,171,133	105,461	3.78%	9,320,023	67,961	2.92%
Loans	222,489	2,252	4.05%	163,026	1,027	2.52%
Total interest-earning assets	11,444,996	108,103	3.78%	9,543,708	69,140	2.90%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	670,224			567,404
Total assets	$12,115,120			$10,111,012
Interest-bearing liabilities:
Deposits:
Savings	$3,011,989	$15,172	2.01%	$4,176,330	$10,828	1.04%
Time	129,083	946	2.93%	30,173	76	1.01%
Securities sold under repurchase agreements(2)	5,362,821	34,197	2.55%	3,761,352	11,439	1.22%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings(3)	2,001,900	15,137	3.02%	834,316	4,117	1.97%
Total interest-bearing liabilities	10,530,567	66,057	2.51%	8,826,945	27,065	1.23%
Noninterest-bearing liabilities:
Demand deposits	274,163			269,915
Savings	37,287			74,841
Noninterest-bearing time deposits	240,989			167,582
Other liabilities	267,253			166,403
Total liabilities	11,350,259			9,505,686
Equity	764,861			605,326
Total liabilities and equity	$12,115,120			$10,111,012
Net interest income		$42,046			$42,075
Net interest margin (4)			1.47%			1.76%

Average interest rate spread (5)			1.27%			1.67%
Ratio of interest-earning assets to interest-bearing liabilities			108.68%			108.12%

(1)          Average yield/cost on available for sale securities is based on amortized cost.

(2)          Interest expense includes a penalty of $2.9 million for the three months ended June 30, 2004 for the prepayment of two term repurchase agreements.

(3)          Interest expense includes a contractual prepayment penalty of $1.3 million for the three months ended June 30, 2004 for the prepayment of certain FHLBB borrowings.

(4)          Net interest income divided by total interest-earning assets.

(5)          Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2005	2004	2005	2004

Core service fees:
Custody, accounting and administration	$178,703	$154,849	$90,159	$78,755

Ancillary service fees:
Foreign exchange	25,504	33,008	12,255	14,513
Cash management	16,537	12,338	9,173	6,738
Securities lending	11,850	5,724	8,170	3,581
Investment advisory	3,704	8,033	1,989	4,563
Other service fees	1,403	1,228	752	843
Total ancillary service fees	58,998	60,331	32,339	30,238

Total asset servicing fees	$237,701	$215,180	$122,498	$108,993

Change in net assets processed (unaudited) (dollars in billions):

	For the Six Months Ended Ended June 30, 2005	For the Three Months Ended Ended June 30, 2005

Net assets processed, beginning of period	$1,430	$1,469
Change in net assets processed:
Sales to new clients	2	1
Further penetration of existing clients	21	14
Lost clients	(11)	(2)
Fund flows and market gain	54	14
Total change in net assets processed	66	27
Net assets processed, end of period	$1,496	$1,496